Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On November 23, 2014, RenaissanceRe Holdings Ltd. (“RenaissanceRe”) and Platinum Underwriters Holdings, Ltd. (“Platinum”) entered into a definitive merger agreement (the “Merger Agreement”), pursuant to which RenaissanceRe would acquire Platinum. On March 2, 2015, RenaissanceRe completed the acquisition of Platinum. The following unaudited pro forma consolidated financial information combines the separate historical consolidated financial information of RenaissanceRe and Platinum after giving effect to the acquisition of Platinum, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial information. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 is presented as if the acquisition of Platinum had occurred on December 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is presented as if the acquisition of Platinum had occurred on January 1, 2014. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the acquisition of Platinum and, with respect to the statement of operations only, expected to have a continuing impact on the consolidated results of operations.

The preparation of the unaudited pro forma consolidated financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma consolidated financial information should be read together with:

•	The accompanying notes to the unaudited pro forma consolidated financial information;

•	RenaissanceRe’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2014; and

•	Platinum’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in RenaissanceRe’s Current Report on Form 8-K filed on March 6, 2015.

The unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting for business combinations under U.S. generally accepted accounting principles. RenaissanceRe is the acquirer for accounting purposes.

In connection with the plan to integrate the operations of RenaissanceRe and Platinum, RenaissanceRe anticipates that nonrecurring charges will be incurred. RenaissanceRe is not able to determine the timing, nature, and amount of these charges as of the date of the unaudited pro forma consolidated financial information. However, these charges will affect the results of operations of the combined company, in the period in which they are incurred. The unaudited pro forma consolidated financial information does not include the effects of costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma consolidated financial information was prepared.

The unaudited pro forma consolidated financial information is provided for informational purposes only. Additionally, the unaudited pro forma consolidated financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The estimates of fair value are dependent upon certain valuations and other studies. Accordingly, actual adjustments could differ, perhaps materially, from those reflected in the unaudited pro forma consolidated financial information. In addition, the unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions that may result from the acquisition of Platinum.

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2014

(in thousands, except per share amounts)	RenaissanceRe	Platinum	Adjustments		Pro Forma
Assets	(audited)	(audited)	(unaudited)		(unaudited)
Fixed maturity investments trading, at fair value	$4,756,685	$90,569	$1,298,938	(a)	$6,146,192
Fixed maturity investments available for sale, at fair value	26,885	1,782,485	(1,782,485)	(b)	26,885
Short term investments, at fair value	1,013,222	—	1,178,848	(c)	2,192,070
Equity investments trading, at fair value	322,098	—	(12,949)	(d)	309,149
Other investments, at fair value	504,147	—	—		504,147
Investments in other ventures, under equity method	120,713	—	—		120,713

Total investments	6,743,750	1,873,054	682,352		9,299,156
Cash and cash equivalents	525,584	1,434,984	(1,586,278)	(e)	374,290
Premiums receivable	440,007	125,400	32,194	(f)	597,601
Prepaid reinsurance premiums	94,810	1,979	—		96,789
Funds held by ceding companies	—	89,581	(89,581)	(g)	—
Reinsurance recoverable	66,694	2,943	—		69,637
Accrued investment income	26,509	18,815	—		45,324
Deferred acquisition costs	110,059	27,592	(27,592)	(h)	110,059
Receivable for investments sold	52,390	—	204	(i)	52,594
Reinsurance deposit assets	—	82,937	(82,937)	(j)	—
Deferred tax assets	—	17,523	(17,523)	(k)	—
Other assets	135,845	12,281	214,537	(l)	362,663
Goodwill and other intangible assets	7,902	—	287,517	(m)	295,419

Total assets	$8,203,550	$3,687,089	$(587,107)		$11,303,532

Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$1,412,510	$1,435,698	$26,827	(n)	$2,875,035
Unearned premiums	512,386	111,348	32,194	(o)	655,928
Debt	249,522	250,000	328,600	(p)	828,122
Reinsurance balances payable	454,580	50,258	4,946	(q)	509,784
Payable for investments purchased	203,021	—	47,999	(r)	251,020
Other liabilities	374,108	101,760	(39,985)	(s)	435,883

Total liabilities	3,206,127	1,949,064	400,581		5,555,772

Redeemable noncontrolling interests	1,131,708	—	—		1,131,708
Shareholders’ Equity
Preference shares	400,000	—	—		400,000
Common shares	38,442	248	7,187	(t)	45,877
Additional paid-in capital	—	2,415	751,969	(u)	754,384
Accumulated other comprehensive income	3,416	92,689	(92,689)	(v)	3,416
Retained earnings	3,423,857	1,642,673	(1,654,155)	(w)	3,412,375

Total shareholders’ equity	3,865,715	1,738,025	(987,688)		4,616,052

Total liabilities, noncontrolling interests and shareholders’ equity	$8,203,550	$3,687,089	$(587,107)		$11,303,532

Selected Share Data
Common shares outstanding	38,442	24,841	(17,406)	(x)	45,877
Book value per common share	$90.15	$69.97	n/m		$91.90

n/m - not meaningful.

See accompanying notes to the unaudited pro forma consolidated financial information.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except per share data)	RenaissanceRe	Platinum	Adjustments		Pro Forma
Revenues	(audited)	(audited)	(unaudited)		(unaudited)
Gross premiums written	$1,550,572	$509,127	$32,194	(y)	$2,091,893

Net premiums written	$1,068,236	$492,068	$32,194	(z)	$1,592,498

Net premiums earned	$1,062,416	$506,636	$—	(aa)	$1,569,052
Net investment income	124,316	69,421	(10,078)	(ab)	183,659
Net foreign exchange gains	6,260	512	—		6,772
Equity in earnings of other ventures	26,075	—	—		26,075
Other (loss) income	(423)	3,180	—		2,757
Net realized and unrealized gains on investments and net other-than-temporary impairments	41,433	1,922	47,305	(ac)	90,660

Total revenues	1,260,077	581,671	37,227		1,878,975

Expenses					—
Net claims and claim expenses incurred	197,947	183,401	(6,309)	(ad)	375,039
Acquisition expenses	144,476	113,804	(6,452)	(ae)	251,828
Operational expenses	190,639	83,309	(25,280)	(af)	248,668
Corporate expenses	22,987	—	28,890	(ag)	51,877
Interest expense	17,164	19,155	3,028	(ah)	39,347

Total expenses	573,213	399,669	(6,123)		966,759

Income before taxes	686,864	182,002	43,350		912,216
Income tax expense	(608)	(17,234)	(6,439)	(ai)	(24,281)

Net income	686,256	164,768	36,911		887,935
Net income attributable to noncontrolling interests	(153,538)	—	—		(153,538)

Net income attributable to controlling interest	532,718	164,768	36,911		734,397
Dividends on preference shares	(22,381)	—	—		(22,381)

Net income available to common shareholders	$510,337	$164,768	$36,911		$712,016

Per Share Data
Income from continuing operations available to common shareholders per common share - basic (Note 4)	$12.77	$6.28	n/m		$15.05
Income from continuing operations available to common shareholders per common share - diluted (Note 4)	$12.60	$6.21	n/m		$14.88
Average shares outstanding - basic (Note 4)	39,425	26,207	(18,773)		46,859
Average shares outstanding - diluted (Note 4)	39,968	26,524	(19,090)		47,402
Dividends per common share	$1.16	$0.32	n/m		$1.16

n/m - not meaningful.

See accompanying notes to the unaudited pro forma consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Note 1.  Pro Forma Basis of Presentation

The unaudited pro forma consolidated balance sheet as of December 31, 2014 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2014 are based on the historical financial statements of RenaissanceRe and Platinum after giving effect to the completion of the acquisition of Platinum and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 is presented as if the acquisition of Platinum had occurred on December 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is presented as if the acquisition of Platinum had occurred on January 1, 2014. The unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions.

The transaction will be accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic Business Combinations, with RenaissanceRe as the acquiring entity. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under FASB ASC Topic Business Combinations, all of the Platinum assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties, if any, after the acquisition date will generally affect income tax expense. RenaissanceRe is in the process of finalizing an integration plan, which will affect how the assets acquired, including intangible assets, will be utilized by the combined company.

The estimated fair value adjustments, and amounts allocated to goodwill, could change significantly from those allocations used in the unaudited pro forma consolidated financial information. The unaudited pro forma adjustments, including the allocations of the acquisition consideration, have been made based on estimates solely for the purpose of providing unaudited pro forma consolidated financial information.

The estimated identifiable finite lived intangible assets include non-contractual relationships, renewal rights, value of business acquired, trade name, internally developed and used computer software and covenants not to compete. The weighted average useful life of the estimated identifiable finite lived intangible assets is estimated to be 8.0 years. There is significant uncertainty regarding the valuation of the identifiable intangible assets and the determination of the weighted average useful life, as such these items could change significantly from those used in the unaudited pro forma consolidated financial information presented herein and could result in a material change in the amortization of acquired intangible assets. The estimated indefinite lived identifiable intangible assets represent insurance licenses which are estimated to have an indefinite life and are therefore not amortized, but will be subject to periodic impairment testing and is subject to the same risks and uncertainties noted for the identifiable finite lived intangible assets. Goodwill represents the excess of the estimated purchase price over the estimated fair value of Platinum’s assets and liabilities, including the fair value of the estimated identifiable finite and indefinite lived intangible assets, and will not be amortized, but will be subject to periodic impairment testing.

In connection with the plan to integrate the operations of RenaissanceRe and Platinum, RenaissanceRe anticipates that nonrecurring charges will be incurred. RenaissanceRe is not able to determine the timing, nature, and amount of these charges as of the date of this unaudited pro forma consolidated financial information. However, these charges will affect the results of operations of the combined company, in the period in which they are incurred. The unaudited pro forma consolidated financial information does not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma consolidated financial information was prepared.

The unaudited pro forma consolidated financial information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2. Acquisition Consideration

Pursuant to the terms of the Merger Agreement, as a result of the acquisition of Platinum, each common share of Platinum issued and outstanding immediately prior to the effective time of the acquisition of Platinum (other than Platinum common shares owned by Platinum, RenaissanceRe or any of their respective subsidiaries) was canceled and converted, at the holder’s election in accordance with the procedures set forth in the Merger Agreement, into the right to receive, subject to proration pursuant to the terms of the Merger Agreement, either the “cash election consideration”, (ii) the “share election consideration”, or (iii) the “standard election consideration”. Holders of Platinum options, restricted Platinum Shares, Platinum time-based restricted share units and Platinum market-based restricted share units (the “Platinum Awards”), also had the right under the Merger Agreement to make elections regarding their preference as to the form of acquisition consideration they received in connection with the acquisition of Platinum; the acquisition consideration election results set forth below include the election results from holders of Platinum Awards.

In addition, prior to the effective time of the acquisition of Platinum, Platinum paid a special dividend of $10.00 per Platinum common share to the holders of record of outstanding Platinum common shares on February 27, 2015, and a cash payment to the holders of Platinum Awards based on the Special Dividend and the number of Platinum common shares underlying or issuable upon net exercise of such awards (the “Special Dividend”).

Based on the election results and the proration mechanics of the Merger Agreement, (i) each Platinum common share for which a valid election to receive the “cash election consideration” was made was converted into the right to receive $66.00 in cash, (ii) each Platinum common share for which a valid election to receive the “share election consideration” was made was converted into the right to receive approximately $24.66 in cash and 0.4073 RenaissanceRe common shares and (iii) each Platinum common share for which a valid election to receive the “standard election consideration” was made or for which a valid election was not made was converted into the right to receive $35.96 in cash and 0.2960 RenaissanceRe common shares, subject in each case to reduction for any tax withholding. No fractional RenaissanceRe common shares were issued and in lieu of fractional shares, former Platinum shareholders and former holders of Platinum Awards received cash.

The aggregate consideration for the acquisition of Platinum was comprised of the Special Dividend, RenaissanceRe common shares and the cash consideration. RenaissanceRe issued 7,434,561 RenaissanceRe common shares in the transaction, after taking into account reductions for tax withholding.

Calculation of Acquisition Consideration; Funding of Acquisition Consideration and Estimate of Goodwill and Intangible Assets Acquired

The acquisition consideration, funding of acquisition consideration and estimate of goodwill and intangible assets acquired noted below, have been calculated using audited consolidated financial information of RenaissanceRe and Platinum as at December 31, 2014, except for the number of Platinum common shares and Platinum Awards that were canceled in the acquisition of Platinum and the closing price of RenaissanceRe’s common shares, which is based on the transaction effective date of March 2, 2015.

(in thousands, except shares and per share amounts)
Acquisition Consideration
Special Dividend
Number of Platinum common shares and Platinum Awards canceled in the acquisition of Platinum	25,320,312
Special Dividend per outstanding common share of Platinum and Platinum Awards	$10.00

Special Dividend paid to common shareholders of Platinum and holders of Platinum Awards		$253,203
RenaissanceRe common shares
Common shares issued by RenaissanceRe	7,434,561
Common share price of RenaissanceRe as of March 2, 2015	$102.47

Market value of RenaissanceRe common shares issued by RenaissanceRe to common shareholders of Platinum and holders of Platinum Awards		761,819
Platinum common shares
Fair value of Platinum common shares owned by RenaissanceRe and canceled in connection with the acquisition of Platinum		12,950

Cash consideration
Number of Platinum common shares and Platinum Awards canceled in the acquisition of Platinum	25,320,312
Platinum common shares owned by RenaissanceRe and canceled in connection with the acquisition of Platinum	(169,220)

Number of Platinum common shares and Platinum Awards canceled in the acquisition of Platinum excluding those owned by RenaissanceRe and canceled in connection with the acquisition of Platinum	25,151,092
Agreed cash price paid to common shareholders of Platinum and holders of Platinum Awards	$35.96

Cash consideration paid by RenaissanceRe to common shareholders of Platinum and holders of Platinum Awards		904,433

Total acquisition consideration		$1,932,405

Funding of Acquisition Consideration
Special Dividend
Special Dividend paid to common shareholders of Platinum and holders of Platinum Awards from Platinum’s available cash resources		$253,203
RenaissanceRe common shares
Market value of RenaissanceRe common shares issued by RenaissanceRe as acquisition consideration based on the common share price of RenaissanceRe as of March 2, 2015 of $102.47		761,819
Platinum common shares
Platinum common shares owned by RenaissanceRe and canceled in connection with the acquisition of Platinum		12,950
Cash consideration
Cash consideration funded by the proceeds of a $300.0 million bridge loan	300,000
Cash consideration funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading (determined as 80% of the portion of the cash consideration funded by the total of the sale of a portion of RenaissanceRe’s fixed maturity investments trading and available cash resources)	483,547
Cash consideration funded by available cash resources (determined as 20% of the portion of the cash consideration funded by the total of the sale of a portion of RenaissanceRe’s fixed maturity investments trading and available cash resources)	120,886

Total cash consideration paid by RenaissanceRe as acquisition consideration		904,433

Total acquisition consideration		$1,932,405

Estimate of Goodwill and Intangible Assets Acquired
Shareholders’ equity of Platinum		$1,738,025
Cash and cash equivalents (estimated Platinum transaction costs)		(21,858)

Adjusted shareholders’ equity of Platinum		1,716,167
Adjustments for fair value, by applicable balance sheet caption (see Note 3 for description):
Deferred acquisition costs		(32,538)
Debt		(28,600)
Reserve for claims and claim expenses		(21,725)
Other assets - deferred debt issuance costs		(1,107)

Total adjustments for fair value by applicable balance sheet caption before tax impact		(83,970)
Other assets - net deferred tax asset related to fair value adjustments		25,807

Total adjustments for fair value by applicable balance sheet caption		(58,163)
Adjustments for fair value of the identifiable intangible assets:
Identifiable indefinite lived intangible assets (insurance licenses)		8,400
Identifiable finite lived intangible assets (non-contractual relationships, renewal rights, value of business acquired, trade name, internally developed and used computer software and covenants not to compete)		75,200

Identifiable intangible assets before tax impact		83,600
Other liabilities - deferred tax liability on identifiable intangible assets		(13,116)

Total adjustments for fair value of the identifiable intangible assets		70,484

Total adjustments for fair value by applicable balance sheet caption and identifiable intangible assets		12,321

Estimated shareholders’ equity of Platinum at fair value		1,728,488
Total acquisition consideration		1,932,405

Estimated purchase price over the fair value of net assets acquired assigned to goodwill		$203,917

Identifiable Intangible Assets

The allocation to identifiable intangible assets is as follows:

	Amount	Economic Useful Life
Key non-contractual relationships	$30,400	10 years
Value of business acquired	20,200	2 years
Renewal rights	15,800	15 years
Insurance licenses	8,400	Indefinite
Internally developed and used computer software	3,500	2 years
Other non-contractual relationships	2,300	3 years
Non-compete agreements	1,900	2.5 years
Trade name	1,100	6 months

Total identifiable intangible assets	$83,600

Note 3.  Unaudited Pro Forma Adjustments

The unaudited pro forma consolidated financial information is not necessarily indicative of what the financial position and results from operations actually would have been had the acquisition of Platinum been completed at the date indicated and includes adjustments which may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-acquisition periods. The unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the acquisition of Platinum.

The following unaudited pro forma adjustments result from accounting for the acquisition of Platinum, including the determination of fair value of the assets, liabilities and commitments which RenaissanceRe, as the acquirer for accounting purposes, acquired from Platinum. The descriptions related to these unaudited pro forma adjustments are as follows:

Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

(in thousands)		Increase (decrease) as of December 31, 2014
Assets
(a)	Adjustments to fixed maturity investments trading, at fair value:
	To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of Platinum funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading.	$(483,547)
	To reclassify Platinum’s fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	1,782,485

		1,298,938

(b)	To reclassify Platinum’s fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	(1,782,485)
(c)	To reclassify a portion of Platinum’s cash equivalents to short term investments to conform to RenaissanceRe’s accounting policies.	1,178,848
(d)	To reflect the elimination of the fair value of Platinum common shares owned by RenaissanceRe and canceled in connection with the acquisition of Platinum.	(12,949)
(e)	Adjustments to cash and cash equivalents:
	To reflect the Special Dividend.	(253,203)
	To reflect cash inflow from a $300.0 million bridge loan, to fund part of the cash consideration paid to effect the acquisition of Platinum.	300,000
	To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of Platinum funded by the proceeds of a $300.0 million bridge loan.	(300,000)
	To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of Platinum funded by available cash resources.	(120,886)
	To reclassify a portion of Platinum’s cash equivalents to short term investments to conform to RenaissanceRe’s accounting policies.	(1,178,848)
	To reflect estimated transaction costs to be paid by RenaissanceRe.	(11,483)
	To reflect estimated transaction costs to be paid by Platinum.	(21,858)

		(1,586,278)

(f)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	32,194
(g)	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	(89,581)
(h)	Adjustments to deferred acquisition costs:
	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	4,946
	To reflect deferred acquisition costs at fair value which is estimated to be $Nil.	(32,538)

		(27,592)

(i)	Adjustment to reclassify the balance from other assets to conform with RenaissanceRe’s presentation.	204
(j)	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	(82,937)
(k)	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	(17,523)
(l)	Adjustments to other assets:
	To reflect the elimination of deferred debt issuance costs related to Platinum’s existing senior notes which have an estimated fair value of $Nil.	(1,107)
	To reflect deferred tax assets related to fair value pro forma adjustments using the U.S. statutory rate of 35% for adjustments impacting the U.S. operations and using the Bermuda statutory rate of 0% for adjustments impacting the Bermuda operations.	27,758

(in thousands)		Increase (decrease) as of December 31, 2014
	To reflect the elimination of a deferred tax asset related to Platinum’s share-based compensation.	(1,951)
	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	89,581
	Adjustment to reclassify the balance from other assets to conform with RenaissanceRe’s presentation.	(204)
	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	82,937
	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	17,523

		214,537

(m)	Adjustments to goodwill and other intangible assets:
	To reflect the estimated fair value of identifiable indefinite lived intangible assets resulting from the acquisition of Platinum (insurance licenses).	8,400
	To reflect the estimated fair value of identifiable finite lived intangible assets resulting from the acquisition of Platinum (non-contractual relationships, renewal rights, value of business acquired, trade name, internally developed and used computer software and covenants not to compete).	75,200
	To reflect goodwill determined as the acquisition consideration paid to effect the acquisition of Platinum in excess of the estimated fair value of the net assets acquired.	203,917

		287,517

	Total adjustments to assets	$(587,107)

Liabilities
(n)	Adjustments to reserve for claims and claim expenses:
	To reflect net claims and claim expenses at fair value. The adjustments reflect an increase in net claims and claim expenses due to the addition of an estimated market based risk margin which represents the estimated cost of capital required by a market participant to assume the net claims and claim expenses, partially offset by a deduction which represents the discount due to the present value calculation of the unpaid claims and claim expenses based on an estimated payout of the net unpaid claims and claim expenses.	$21,725
	Adjustment to reclassify the balance from other liabilities to conform with RenaissanceRe’s presentation.	5,102

		26,827

(o)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	32,194
(p)	Adjustments to debt:
	To reflect $300.0 million bridge loan to fund a portion of the cash consideration paid to effect the acquisition of Platinum.	300,000
	To reflect Platinum’s existing senior notes at fair value using indicative market pricing obtained from third-party service providers.	28,600

		328,600

(q)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	4,946
(r)	Adjustment to reclassify the balance from other liabilities to conform with RenaissanceRe’s presentation.	47,999
(s)	Adjustments to other liabilities:
	Adjustment to reclassify the balance from other liabilities to conform with RenaissanceRe’s presentation.	(47,999)
	Adjustment to reclassify the balance from other liabilities to conform with RenaissanceRe’s presentation.	(5,102)
	To reflect deferred tax liabilities related to identifiable intangible assets using the U.S. statutory rate of 35% for adjustments impacting the U.S. operations and using the Bermuda statutory rate of 0% for adjustments impacting the Bermuda operations.	13,116

		(39,985)

	Total adjustments to liabilities	$400,581

Shareholders’ Equity
(t)	Adjustments to common shares:
	To reflect the par value of the RenaissanceRe common shares issued as part of the consideration paid to effect the acquisition of Platinum.	$7,435
	To reflect the elimination of the par value of Platinum’s common shares outstanding.	(248)

		7,187

(u)	Adjustments to additional paid-in capital:
	To reflect additional-paid in capital from RenaissanceRe common shares issued as part of the consideration paid to effect the acquisition of Platinum.	754,384
	To reflect the elimination of Platinum’s additional paid-in capital.	(2,415)

		751,969

(v)	To reflect the elimination of Platinum’s accumulated other comprehensive income in connection with the reclassification of Platinum’s fixed maturity investments available for sale to fixed maturity investments trading to conform with RenaissanceRe’s accounting policies.	(92,689)
(w)	Adjustments to retained earnings:
	To reflect estimated transaction costs to be paid by RenaissanceRe.	(11,483)
	To reflect estimated transaction costs to be paid by Platinum.	(21,858)
	To reflect the recognition of Platinum’s accumulated other comprehensive income through retained earnings in connection with the reclassification of Platinum’s fixed maturity investments available for sale to fixed maturity investments trading to conform with RenaissanceRe’s accounting policies.	92,689

(in thousands)		Increase (decrease) as of December 31, 2014
	To reflect the elimination of Platinum’s retained earnings, net of adjustments.	(1,713,503)

		(1,654,155)

	Total adjustments to shareholders’ equity	(987,688)

	Total adjustments to liabilities and shareholders’ equity	$(587,107)

(x)	Adjustments to common shares outstanding (in thousands of shares):
	To reflect elimination of Platinum’s common shares outstanding.	(24,841)
	To reflect RenaissanceRe common shares issued as part of the consideration paid to effect the acquisition of Platinum.	7,435

		(17,406)

Adjustments to the Pro Forma Condensed Consolidated Statement of Operations

(in thousands)		Increase (decrease) for the year ended December 31, 2014
Revenues
(y)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	$32,194
(z)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	32,194
(aa)	Adjustments to net premiums earned:
	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	32,194
	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(32,194)

	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	—

(ab)	To reflect the estimated impact on net investment income due to decreases in fixed maturity investments trading and cash and cash equivalents as a result of cash consideration paid by RenaissanceRe to effect the acquisition of Platinum and transaction costs incurred by RenaissanceRe and Platinum (see footnote (2)).	(10,078)
(ac)	To reclassify the change in net unrealized gains (losses) in conjunction with the reclassification of Platinum’s fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	47,305

	Total adjustments to revenues	37,227

Expenses
(ad)	To amortize the adjustments resulting from the difference between the estimated fair value and the historical carrying value of Platinum’s net reserve for claims and claim expenses.	(6,309)
(ae)	Adjustments to acquisition expenses:
	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(37,203)
	To amortize certain identifiable intangible assets (i.e., non-contractual relationships, renewal rights and value of business acquired) using a weighted average useful life of 8.6 years.	30,751

		(6,452)

(af)	Adjustments to operational expenses:
	Adjustment to reclassify the balance from operating expenses to corporate expenses to conform balance to RenaissanceRe’s presentation.	(28,890)
	To amortize certain identifiable intangible assets (i.e., trade name, internally developed and used computer software and covenants not to compete) using a weighted average useful life of 1.5 years.	3,610

		(25,280)

(ag)	Adjustment to reclassify the balance to corporate expenses from operating expenses to conform balance to RenaissanceRe’s presentation.	28,890
(ah)	Adjustments to interest expense:
	To amortize the fair value adjustment of Platinum’s existing senior notes to the expected maturity date of the senior notes.	(8,371)
	To reflect estimated interest expense on $300.0 million debt issuance which replaced the bridge loan utilized by RenaissanceRe to fund part of the consideration paid to effect the acquisition of Platinum.	11,100
	To amortize the debt issuance costs of $3.0 million on the $300.0 million debt issuance which replaced the bridge loan utilized by RenaissanceRe to fund part of the consideration paid to effect the acquisition of Platinum. The debt issuance costs are being amortized over the 10 year term of the debt.	299

		3,028

	Total adjustments to expenses	(6,123)

(ai)	To reflect the income tax impact on unaudited pro forma adjustments using the U.S. statutory rate of 35% for adjustments impacting the U.S. operations and using the Bermuda statutory rate of 0% for adjustments impacting the Bermuda operations.	6,439

	Total adjustments to net income	$36,911

(1)	The entries to conform the accounting policies relate to aligning the methodologies for recognizing gross premiums written for excess of loss reinsurance contracts under U.S. generally accepted accounting principles. RenaissanceRe recognizes the estimated annual gross premiums written on excess of loss reinsurance contracts at the reinsurance contract inception date while Platinum recognizes gross premiums written over the policy exposure period. Both methods are acceptable under U.S. generally accepted accounting principles and since RenaissanceRe and Platinum both earn the premium and related acquisition expenses consistently over the policy exposure period, the conforming accounting policy entries do not impact net income.

The entries include increasing premiums receivable, deferred acquisition costs, unearned premium and reinsurance balances payable on the pro forma condensed consolidated balance sheet to reflect the gross premiums written due to Platinum and related acquisition costs payable by Platinum, which would have been recognized over the policy exposure period by Platinum. In the pro forma condensed consolidated statement of operations, there is a related increase in gross and net premiums written, but as the premium and related acquisition expenses are unearned there is no impact to net income related to conforming this accounting policy.

(2)	The table below outlines the calculation to determine the estimated impact on net investment income due to decreases in fixed maturity investments trading and cash and cash equivalents as a result of the cash consideration paid by RenaissanceRe to effect the acquisition of Platinum, inclusive of the Special Dividend, and estimated transaction costs to be paid by RenaissanceRe and Platinum:

(in thousands, except percentages)	Annualized return	Impact on assets	Impact on net investment income
Reductions to fixed maturity investments trading, at fair value:
To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of Platinum funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading.	2.00%	$(483,547)	$(9,671)
Reductions to cash and cash equivalents:
To reflect the Special Dividend.	0.10%	(253,203)	(253)
To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of Platinum funded by available cash resources.	0.10%	(120,886)	(121)
To reflect estimated transaction costs to be paid by RenaissanceRe.	0.10%	(11,483)	(11)
To reflect estimated transaction costs to be paid by Platinum.	0.10%	(21,858)	(22)

Impact on net investment income for the year ended December 31, 2014			$(10,078)

Note 4. Earnings per Share

Pro forma earnings per common share for the year ended December 31, 2014 have been calculated using RenaissanceRe’s historical weighted average common shares outstanding, plus 7,434,561 RenaissanceRe common shares issued as acquisition consideration under the Merger Agreement.

The following table sets forth the calculation of basic and diluted earnings per common share and the calculation of the basic and diluted weighted average common shares outstanding for the year ended December 31, 2014:

	Year ended December 31, 2014
(in thousands, except per share data)	Basic	Diluted
Pro forma net income available to RenaissanceRe common shareholders	$712,016	$712,016
Pro forma amounts allocated to RenaissanceRe participating common shareholders (1)	(6,760)	(6,760)

Pro forma net income	$705,256	$705,256

Average common shares outstanding:
RenaissanceRe historical	39,425	39,968
RenaissanceRe common shares issued as acquisition consideration to effect the acquisition of Platinum	7,435	7,435

Pro forma average common shares outstanding	46,860	47,403

Pro forma income from continuing operations available to common shareholders per common share	$15.05	$14.88

  (1)    Represents estimated earnings attributable to holders of unvested restricted shares.